UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 23, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosures in Item 1.03 below regarding the Asset Purchase Agreement (as defined below) and the DIP Credit Facility (as defined below) are incorporated herein by reference.
Item 1.03. Bankruptcy or Receivership.
     On July 23, 2008, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions (the “Company”) and its wholly owned subsidiaries ProxyMed Transaction Services, Inc. and ProxyMed Lab Services LLC (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case No. 08-11551) (collectively, the “Chapter 11 Cases”). The Chapter 11 Cases will be jointly administered and the Debtors will continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.
     In connection with the filing of the Chapter 11 Cases, on July 23, 2008 the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Marlin Equity Partners, LLC (“Marlin”) (acting through its wholly owned subsidiary MHC Acquisition Co., a Delaware corporation), which is described in detail below. In addition, the Debtors entered into a post-petition financing arrangement with Laurus Master Fund, Ltd. (“Laurus”), as lender, dated as of July 23, 2008, which provides for a commitment of debtor-in-possession financing, comprised of a revolving credit facility of $8.1 million, of which $2.9 million represents new credit availability to the Company, on the same terms and conditions as the Prepetition Loan Agreement (as defined below) as modified by the order of the Bankruptcy Court (the “DIP Credit Facility”). The DIP Credit Facility will be used to fund the working capital requirements of the Debtors during the pendency of the Chapter 11 Cases.
     The amounts advanced to the Debtors under the DIP Credit Facility accrue interest at a rate of twelve percent (12%) per annum. The Debtors’ obligations under the DIP Credit Facility are secured by first priority and junior security interests in all of the Debtors’ currently owned and after-acquired property. The DIP Credit Facility remains subject to approval by the Bankruptcy Court.
     The DIP Credit Facility contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including, without limitation, certain reporting requirements and financial covenants.
     The Debtors’ obligations under the DIP Credit Facility may be accelerated following certain events of default, including, without limitation, any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Credit Facility, the conversion of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner with certain expanded powers pursuant to Chapter 11 of the Bankruptcy Code.
     Pursuant to the Asset Purchase Agreement, upon the closing of the transactions contemplated thereby, Marlin will purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets through a supervised sale under Section 363 of the Bankruptcy Code. Under the Asset Purchase Agreement, the purchase price to be paid by Marlin for such assets is $11.0 million (the “Purchase Price”). The Purchase Price includes the payment by Marlin of a deposit in the amount of $500,000 (the “Deposit”) upon the execution of the Asset Purchase Agreement, which Deposit shall be held in an interest-bearing escrow account until the closing of the transactions contemplated under the Asset Purchase Agreement or the termination of the Asset Purchase Agreement, as applicable. In the event of the termination of the Asset Purchase Agreement, the Deposit and all interest accrued thereon shall be refunded to Marlin.
     Consummation of the transactions contemplated by the Asset Purchase Agreement is subject to higher or better offers, approval of the Bankruptcy Court and customary closing conditions. Under the terms of the Asset Purchase Agreement, the Company intends to file motions for orders granting authority to sell its assets to Marlin pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures, designating Marlin as the stalking horse bidder and setting a hearing date on the sale of the assets.
     The foregoing descriptions of each of the Asset Purchase Agreement and the DIP Credit Facility are general descriptions only and are qualified in their entirety by reference to the Asset Purchase Agreement and/or the DIP Credit Facility, as applicable.

Item 2.03.	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.
     The disclosure in Item 1.03 above regarding the DIP Credit Facility is incorporated herein by reference.
Item 2.04 Trigger Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet  Arrangement.
     The filing of the Chapter 11 Cases constituted an event of default or otherwise triggered repayment obligations under certain of the Company’s direct financial obligations. Specifically, under the terms of the Company’s Security and Purchase Agreement, dated December 6, 2005, with Laurus, as amended to date (the “Prepetition Loan Agreement”), and the related revolving credit facility, the filing of the Chapter 11 Cases constituted an event of default. The Prepetition Loan Agreement provides for a $7.0 million revolving credit facility and that any amounts owed will mature and become due and payable on July 31, 2008. Upon the filing of the Chapter 11 Cases, Laurus’ obligation to advance the Company any additional amounts under the revolving credit facility terminated and the outstanding principal of all amounts outstanding and other obligations became immediately due and payable. At the time of the filing of the Chapter 11 Cases, the Company owed Laurus approximately $5.5 million in principal and accrued interest under this credit facility.
     The filing of the Chapter 11 Cases also constituted an event of default under the ProxyMed, Inc. 4% Convertible Notes Due 2008 Indenture (the “Indenture”), dated as of December 31, 2002, by and between the Company and LaSalle National Bank N.A., acting as trustee for the benefit of the holders of the 4% Convertible Notes (as defined below). In addition, the filing of the Chapter 11 Cases constituted an event of default under the Company’s 4% Convertible Promissory Notes (the “4% Convertible Notes”) due December 31, 2008, which were issued to former shareholders of MedUnite, Inc. as part of the consideration paid in the Company’s acquisition of MedUnite. Under the terms of the Indenture and the 4% Convertible Notes, as a result of the filing of the Chapter 11 Cases, the entire unpaid principal and accrued interest (and any other additional amounts) became immediately due and payable without any action on the part of the trustee or the holders. The current principal amount and accrued but unpaid interest outstanding under the 4% Convertible Notes is approximately $13.4 million.

Item 8.01 Other Events.
     On July 23, 2008, the Company issued a press release announcing the Debtors’ Chapter 11 petition filings, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release of MedAvant, dated July 23, 2008, announcing Chapter 11 petition filing.
Forward-Looking Statements
     Statements contained in this Current Report on Form 8-K contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements present expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They frequently are accompanied by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. In particular, these include, but are not limited to, statements relating to: the Company’s ability to obtain bankruptcy approval of the DIP Credit Facility; operate pursuant to the terms of the DIP Credit Facility; fund its working capital needs through the expiration of DIP Credit Facility; obtain bankruptcy court approval of the Asset Purchase Agreement and consummate the Asset Purchase Agreement in a timely manner; complete the Chapter 11 process in a timely manner; and continue to operate in its ordinary course and manage its relationships with its creditors, noteholders, vendors, employees and customers given the Company’s financial condition. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to, the soundness of the Company’s business strategies relative to perceived market opportunities; the Company’s assessment of the healthcare industry’s need, desire and ability to become technology efficient; market acceptance of the Company’s products and services; and the Company’s ability and that of its business associates to comply with various government rules regarding healthcare information and patient privacy.
     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The Company’s future results and shareholder values may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results and values are beyond the Company’s ability to control or predict. The Company refers you to the cautionary statements and risk factors set forth in the documents it files from time to time with the SEC, particularly its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008, as filed with the SEC on May 23, 2008, and its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on April 15, 2008. Shareholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company expressly disclaims any intent or obligation to update any forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date: July 23, 2008	/s/ Peter E. Fleming, III
Peter E. Fleming, III
Chief Executive Officer